Exhibit 21


                            SUBSIDIARIES OF THE REGISTRANT



                                                           Percentage of
                                       Jurisdiction of   Voting Stock Owned
                           Name         Incorporation      by the Company

          Central Securities Corporation      Maine             100.0
          Cumberland Securities Corporation   Maine             100.0
          Maine Industries, Inc.*             Maine             100.0
          The Union Water-Power Company       Maine             100.0
          Maine Electric Power Company, Inc.  Maine              78.3
          Kennebec Hydro Resources, Inc.      Maine             100.0
          NORVARCO                            Maine             100.0
          CMP International Consultants,
           formerly Integrated Resource
           Management Services                Maine             100.0
          Aroostook Valley Electric Company   Maine             100.0

          *Maine Industries, Inc. is inactive.